                                                                   EXHIBIT 12.1


                            SFX ENTERTAINMENT, INC.

                      RATIO OF EARNINGS TO FIXED CHARGES




                                                    YEAR ENDED DECEMBER 31,
                              -------------------------------------------------------------------
                                             PREDECESSOR
                              ------------------------------------------
                                                                                      PRO FORMA
                                 1993       1994       1995      1996       1997         1997
                              --------- ----------- --------- ---------- ---------- -------------
                                             (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Earnings:
Net income (loss) before
 provision for income
 taxes ......................  $   66     $ 1,417    $  160     $ (409)    $4,304     $ (49,837)
Equity income (loss) from
 investments, net of
 distributions ..............      --          73         2         16       (479)        5,489
Interest expense ............     148         144       144         60      1,590        70,115
Portion of rents
 representative of an
 interest factor ............     258         268       278        291        918         3,641
                               ------     -------    ------     ------     ------     ---------
Total earnings ..............  $  472     $ 1,902    $  584     $  (42)    $6,333     $  29,408
                               ======     =======    ======     ======     ======     =========
Fixed Charges:
Interest expense ............  $  148     $   144    $  144     $   60     $1,590     $  70,115
Portion of rents
 representative of an
 interest factor ............     258         268       278        291        918         3,641
                               ------     -------    ------     ------     ------     ---------
Total fixed charges .........  $  406     $   412    $  422     $  351     $2,508     $  73,756
                               ======     =======    ======     ======     ======     =========
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends (deficiency in
 the coverage of
 combined fixed charges
 by earnings before fixed
 charges)(a) ................     1.2x        4.6x      1.4x    $ (393)       2.5x    $ (44,348)
                               ======     =======    ======     ======     ======     =========



                                            NINE MONTHS
                                        ENDED SEPTEMBER 30,
                              ----------------------------------------
                                                           PRO FORMA
                                  1997          1998          1998
                              ------------ ------------- -------------
                               (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Earnings:
Net income (loss) before
 provision for income
 taxes ......................   $  6,604     $ (26,870)    $ (31,942)
Equity income (loss) from
 investments, net of
 distributions ..............      1,030           458         5,968
Interest expense ............        956        31,709        52,587
Portion of rents
 representative of an
 interest factor ............      2,731         2,317         2,731
                                --------     ---------     ---------
Total earnings ..............   $ 11,321     $   7,614     $  29,344
                                ========     =========     =========
Fixed Charges:
Interest expense ............   $    956     $  31,709     $  52,587
Portion of rents
 representative of an
 interest factor ............      2,731         2,317         2,731
                                --------     ---------     ---------
Total fixed charges .........   $  3,687     $  34,026     $  55,318
                                ========     =========     =========
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends (deficiency in
 the coverage of
 combined fixed charges
 by earnings before fixed
 charges)(a) ................        3.1x    $ (26,412)    $ (25,974)
                                ========     =========     =========

---------
(a) For the purposes of the ratio of earnings to combined fixed charges, earnings were calculated by adding pretax income, interest expense, amortization of debt issuance costs, and the portion of rents representative of an interest factor. Combined fixed charges consist of interest expense, and the portion of rents representative of an interest factor. For the periods in which earnings were insufficient to cover combined fixed charges, the dollar amount of coverage deficiency, instead of the ratio is disclosed.